UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

NUTRALIFE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55144	46-1482900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 Lyons Road, Suite L-6, Coconut Creek, FL 33073

(Address of Principal Executive Office) (Zip Code)

(888) 509-8901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2022, NutraLife BioSciences, Inc. (“NutraLife”) entered into that certain first “Revenue Share Agreement”, Second Revenue Share Agreement”, “Promissory Note”, “First Common Stock Purchase Warrant” for 3,000,000 warrant shares, “Second Common Stock Purchase Warrant” for 400,000 warrant shares, each as hereinafter defined, by and among NutraLife and Green Dynamics, LLC (“Green Dynamics”).

Revenue Share Agreement

Pursuant to the terms of the Revenue Share Agreement, dated September 12, 2022, Green Dynamics is entitled to one cent per gummy manufactured and sold for or by NutraLife Biosciences on a monthly basis, provided, however, that until Green Dynamics collects $300,000.00 or more during the month ending, Green Dynamics shall be entitled to one and a half cents instead of $0.01 Rev Share (as defined in the Revenue Share Agreement). Upon Green Dynamics collecting at least $300,000.00 or more by the month ending pursuant to the Revenue Share Agreement, Green Dynamics’ profit share shall revert to $0.01 for the duration of the Revenue Share Agreement. The term of the Revenue Share Agreement shall be 3 years after the principal amount of $300,000 has been recouped.

Second Revenue Share Agreement

Pursuant to the terms of the Second Revenue Share Agreement, dated September 12, 2022, Green Dynamics is entitled to two and a half percent (2.5%) of Rev Share (as defined in the Second Revenue Share Agreement) instead of one point two five percent (1.25%) of Rev Share. Upon Green Dynamics collecting at least $500,000.00 or more by the month ending pursuant to the Second Revenue Share Agreement, Green Dynamics’ profit share shall revert to one point two five percent (1.25%) of Rev Share. The term of the Second Revenue Share Agreement shall begin on the effective date, with no definitive termination date.

Promissory Note

On September 12, 2022, the Company issued the Promissory Note in the Principal Amount (as defined in the Promissory Note) of $40,000. Pursuant to the terms of the Promissory Note, the entire outstanding principal balance of the Promissory Note matures on March 2, 2023. The Promissory Note provides that until such time as the Principal Amount of the Promissory Note has been paid in full, interest will accrue at the fixed rate of 20% per annum, for a term of six months . The Company may prepay the Promissory Note in whole or in part at any time without interest or penalty.

Pursuant to the Promissory Note, upon an Event of Default (as defined in the Promissory Note), the Promissory Note shall become immediately due and payable and the Company shall pay to the Green Dynamics, within five (5) business days of the date of the Event of Default, all of the indebtedness in full, together with any and all other amounts payable thereunder, all without demand, presentment or notice, all of which thereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Green Dynamics shall be entitled to exercise all other rights and remedies available at law or in equity.

First Common Stock Purchase Warrant, Second Common Stock Purchase Warrant & Third Common Stock Purchase Warrant

Green Dynamics is the holder of a First Common Stock Purchase Warrant for 5,000,000 Warrant Shares (as defined in the warrant), Second Common Stock Purchase Warrant for 3,000,000 Warrant Shares (as defined in the warrant), as well as a Third Common Stock Purchase Warrant for 400,000 Warrant Shares (as defined in the warrant), collectively hereinafter defined, the “Common Stock Purchase Warrants”. Each of the Common Stock Purchase Warrants has an issue date of September 12, 2022 (“Issue Date”), which entitle Green Dynamics at any time on or after the Issue Date and on or prior to 5:00 p.m. (New York City time) on the second anniversary of the Issue Date, up to the number of shares set forth respectively, in all three cases at the purchase price of $0.08 per share. The exercise price of the Common Stock Purchase Warrants shall be subject to Equitable Adjustments (as defined therein) upon the occurrence of certain events, such as additional stock splits, stock dividends or rights offerings affecting the common stock of the Company and relating to the Company’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the determination of the exercise price.

Each of the Common Stock Purchase Warrants contain provisions limiting the Investor’s ability to exercise the warrants if such exercise would cause Green Dynamics’ holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock. They also include cashless exercise rights.

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Third Revenue Share Agreement

Pursuant to the terms of a “Third Revenue Share Agreement”, by and among NutraLife and Zachary Davis (“Davis”), Davis is entitled to one point zero eight percent (1.08%) of Rev Share (as defined in the Third Revenue Share Agreement) on a quarterly basis, provided, however, that until Davis collects $500,000.00 or more during the month ending, Davis shall be entitled to three percent (3.0%) of Rev Share (as defined in the Third Revenue Share Agreement) instead of one point zero eight percent (1.08%) of Rev Share. Upon Davis collecting at least $500,000.00 or more by the month ending pursuant to the Third Revenue Share Agreement, Davis’ profit share shall revert to one point zero eight percent (1.08%) of Rev Share. The term of the Third Revenue Share Agreement shall begin on the effective date and may only be terminated if a party ceases to function as a going concern or to conduct operations in the normal course of business, or has a petition filed by or against it under any state or federal bankruptcy or insolvency law.

Fourth Revenue Share Agreement

Pursuant to the terms of the “Fourth Revenue Share Agreement”, by and among NutraLife and Davis, Davis is entitled to six-tenths of one cent ($0.006) per gummy manufactured and sold by Nutralife, as set forth in the Fourth Revenue Share Agreement. The term of the Fourth Revenue Share Agreement shall be 2 years after the principal amount of $300,000 has been recouped.

Fourth Common Stock Purchase Warrant

Davis is the holder of a Fourth Common Stock Purchase Warrant for 3,000,000 Warrant Shares (as defined in the warrant). The Fourth Common Stock Purchase Warrant has an issue date of September 6, 2022 (“Davis Issue Date”), which entitle Davis at any time on or after the Davis Issue Date and on or prior to 5:00 p.m. (New York City time) on the second anniversary of the Davis Issue Date, up to the number of shares set forth respectively, at the purchase price of $0.10 per share. The exercise price of the Fourth Common Stock Purchase Warrant shall be subject to Equitable Adjustments (as defined therein) upon the occurrence of certain events, such as additional stock splits, stock dividends or rights offerings affecting the common stock of the Company and relating to the Company’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the determination of the exercise price.

The Fourth Common Stock Purchase Warrant contain provisions limiting the Investor’s ability to exercise the warrants if such exercise would cause Davis’ holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock. They also include cashless exercise rights.

The Revenue Share Agreement, Second Revenue Share Agreement, Promissory Note, First Common Stock Purchase Warrant, Second Common Stock Purchase Warrant, Third Common Stock Purchase Warrant, Third Revenue Share Agreement, Fourth Revenue Share Agreement and Fourth Common Stock Purchase Warrant, contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Revenue Share Agreement, Second Revenue Share Agreement, Promissory Note, First Common Stock Purchase Warrant, Second Common Stock Purchase Warrant, Third Common Stock Purchase Warrant, Third Revenue Share Agreement, Fourth Revenue Share Agreement and Fourth Common Stock Purchase Warrant, are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. The net proceeds under the First Common Stock Purchase Warrant, Second Common Stock Purchase Warrant, Third Common Stock Purchase Warrant and Fourth Common Stock Purchase Warrant, to the Company, will depend on the frequency and prices at which the Company sells shares of its common stock to Green Dynamics. The Company expects that any proceeds received by the Company from such sales to Green Dynamics under the First Common Stock Purchase Warrant, Second Common Stock Purchase Warrant, Third Common Stock Purchase Warrant and Fourth Common Stock Purchase Warrant, will be used for general corporate purposes.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 concerning the Promissory Note is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Revenue Share Agreement, dated as of September 12, 2022, by and between the registrant and Green Dynamics, LLC.
10.2	Second Revenue Share Agreement, dated as of September 12, 2022, by and between the registrant and Green Dynamics, LLC.
10.3	Promissory Note, with an issue date of September 12, 2022, issued by the registrant to Green Dynamics, LLC.
10.4	First Common Stock Purchase Warrant (5,000,000 warrant shares), dated as of September 12, 2022, by and between the registrant and Green Dynamics, LLC.
10.5	Second Common Stock Purchase Warrant (3,000,000 warrant shares), dated as of September 12, 2022, by and between the registrant and Green Dynamics, LLC.
10.6	Third Common Stock Purchase Warrant (400,000 warrant shares), dated as of September 12, 2022, by and between the registrant and Green Dynamics, LLC.
10.7	Third Revenue Share Agreement, dated as of September 6, 2022, by and between the registrant and Zachary Davis.
10.8	Fourth Revenue Share Agreement, dated as of September 6, 2022, by and between the registrant and Zachary Davis.
10.9	Fourth Common Stock Purchase Warrant (3,000,000 warrant shares), dated as of September 6, 2022, by and between the registrant and Green Dynamics, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRALIFE BIOSCIENCES, INC.

Date: October 12, 2022	By:	/s/ Edgar Ward
Edgar Ward, Chief Executive Officer

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